UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 5, 2006
Date of Report (Date of earliest event reported)

Huron Consulting Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification Number)

550 West Van Buren Street
Chicago, Illinois
60607
(Address of principal executive offices)
(Zip Code)

(312) 583-8700
(Registrant’s telephone number, including area code)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2006, the Board of Directors of Huron Consulting Group Inc. (the “board”) elected Mr. H. Eugene Lockhart as a new independent director to the board. Mr. Lockhart will be a Class I director and his term will end at the annual meeting of shareholders in 2008, at which time we expect him to stand for re-election. Mr. Lockhart has been appointed to both the audit committee and the nominating and corporate governance committee of the board.

In connection with his election, Mr. Lockhart will receive an equity grant under our 2004 Omnibus Stock Plan of 15,000 shares of restricted common stock, one-twelfth of which are scheduled to vest on the first day of each quarter over the following twelve quarters, beginning on January 1, 2007. As an independent director, Mr. Lockhart will receive $40,000 per year and $1,000 for each meeting of the board or any committee of the board that he attends. In addition, he will be reimbursed for out-of-pocket expenses for attending board and committee meetings.

A copy of the press release announcing Mr. Lockhart’s election is filed as an exhibit to this current report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated December 5, 2006, announcing the election of Mr. H. Eugene Lockhart to the board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date:	December 6, 2006	/s/ Gary L. Burge
Gary L. Burge
Vice President,
Chief Financial Officer and Treasurer